UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 3, 2006

BUCKEYE GP HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32963	11-3776228
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5002 Buckeye Road
Emmaus, PA 18049
(Address of principal executive office)

(484) 232-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As described in its final prospectus (the “Prospectus”) dated August 3, 2006 (File No. 333-133433) and filed on August 4, 2006 with the Securities and Exchange Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), Buckeye GP Holdings L.P. (the “Partnership”) entered into an underwriting agreement on August 3, 2006 (the “Underwriting Agreement”) with MainLine Management LLC, the general partner of the Partnership (the “General Partner”) and Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets, A Division of McDonald Investments Inc., and RBC Capital Markets Corporation, (collectively, the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 10,500,000 common units representing limited partner interests in the Partnership (“Common Units”) sold by the Partnership at a price to the public of $17.00 per Common Unit ($16.13 per Common Unit, net of underwriting discounts).  Pursuant to the Underwriting Agreement, the Partnership granted the underwriters a 30-day option to purchase up to an additional 1,575,000 Common Units on the same terms as those Common Units sold by the Partnership if the Underwriters sell more than 10,500,000 Common Units in the offering.  The sale of the Common Units under the Underwriting Agreement is expected to close on August 9, 2006.

In the Underwriting Agreement, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

ITEM 5.02.                                    Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 4, 2006, Mr. Frank S. Sowinski was appointed to the board of directors of the partnership.  This appointment is effective upon listing of the Partnership’s initial public offering on August 4, 2006.  Mr. Sowinski has been elected to the audit committee of the General Partner.

Mr. Sowinski, age 50, has served as a director of Buckeye GP LLC and its predecessors since February 22, 2001.  He served as Executive Vice President of Liz Claiborne, Inc. from January 2004 until October 2004.  Mr. Sowinski served as Executive Vice President and Chief Financial Officer of PWC Consulting, a systems integrator company, from May 2002 to October 2002.  He was a Senior Vice President of the Dun & Bradstreet Corporation from October 2000 to April 2001.  Mr. Sowinski served as President of the Dun & Bradstreet operating company from September 1999 to October 2000.  He was the Senior Vice President and Chief Financial Officer of the Dun & Bradstreet Corporation from November 1996 to September 1999.

There is no arrangement or understanding between Mr. Sowinski and any other persons pursuant to which he was selected as a director.  There are no relationships between Mr. Sowinski and the General Partner and the Partnership that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

1.1  Underwriting Agreement, dated August 3, 2006, among Buckeye GP Holdings L.P., MainLine Management LLC and Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets, A Division of McDonald Investments Inc., and RBC Capital Markets Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BUCKEYE GP HOLDINGS L.P.

By:	MAINLINE MANAGEMENT LLC,
its general partner

	By:	/s/ Stephen C. Muther
Stephen C. Muther
Senior Vice President-Administration, General
Counsel and Secretary

Dated: August 7, 2006

EXHIBIT INDEX

Exhibit 1.1	—

Underwriting Agreement, dated August 3, 2006, among Buckeye GP Holdings L.P., MainLine Management LLC and Goldman, Sachs & Co., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets, A Division of McDonald Investments Inc., and RBC Capital Markets Corporation